EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Elixir Gaming Technologies, Inc., formerly known as VendingData Corporation (the “Company”), of our report dated February 28, 2006, except for Note 2, as to which the date is September 25, 2007, included in the Company’s Amendment No. 1 to its Annual Report on Form 10-KSB/A for the year ended December 31, 2006.

/S/ Piercy Bowler Taylor & Kern Certified Public Accountants

Las Vegas, Nevada
November 12, 2007